SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


[  X  ]     Filed  by  the  Registrant
[     ]     Filed  by  a  Party  other  than  the  Registrant

Check the appropriate box:
[     ]     Preliminary  Proxy  Statement
[     ]     Confidential,  For Use of the Commission Only (as permitted by Rule
            14a-6(e)(2)
[  X  ]     Definitive  Proxy  Statement
[     ]     Definitive  Additional  Materials
[     ]     Soliciting  Material  Pursuant  to  Rule  14a-11(c)  or Rule 14a-12


                          MEASUREMENT SPECIALTIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment  of  Filing  Fee  (Check  the  appropriate  box):


[  X  ] No  fee  required.

[     ] Fee computed on table below per Exchange Act Rules 14a-6(I)(1)  and0-11.
        (1) Title  of  each  class  of securities to which transaction  applies:
        (2) Aggregate  number  of   securities  to  which  transaction  applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4) Proposed  maximum  aggregate  value  of  transaction:
        (5) Total  fee  paid:

[     ]     Fee  paid  previously  with  preliminary  materials:

[     ]     Check  box  if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting
            Fee   was   paid   previously.   Identify  the  previous  filing  by
            registration statement number,
            or  the  form  or  schedule  and  the  date  of  its  filing.
(1)  Amount  previously  paid:
(2)  Form,  Schedule  or  Registration  Statement  no.:
(3)  Filing  Party:
(4)  Date  Filed:

                          MEASUREMENT SPECIALTIES, INC.
                              80 LITTLE FALLS ROAD
                           FAIRFIELD, NEW JERSEY 07004


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 18, 2000


To  the  Stockholders  of  Measurement  Specialties,  Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Measurement Specialties, Inc. (the "Company"), a New Jersey corporation, to be held at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York on Monday, September 18, 2000, at 10:00 a.m. local time, for the following purposes:

     1. To elect three members to the Board of Directors of the Company to serve until their respective successors are elected and qualified;

     2. To ratify the selection by the Company of Arthur Andersen, LLP, independent public accountants, to audit the financial statements of the Company for the year ending March 31, 2001; and

     3. To transact such other matters as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on August 11, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting.

A proxy statement and proxy are enclosed herewith. If you are unable to attend the meeting in person you are urged to sign, date, and return the enclosed proxy promptly in the enclosed addressed envelope which requires no postage if mailed within the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares. Also enclosed herewith is the Company's Annual Report on Form 10-K, including financial statements for the fiscal year ended March 31, 2000.

                                   By  Order  of  the  Board
                                   of  Directors


                                   Damon  Germanton,  Secretary

Fairfield,  New  Jersey
August  7,  2000

PROXY  STATEMENT


                          MEASUREMENT SPECIALTIES, INC.
                              80 LITTLE FALLS ROAD
                           FAIRFIELD, NEW JERSEY 07004


                                  INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies for use at the annual meeting ("Annual Meeting") of stockholders of Measurement Specialties, Inc. (the "Company"), to be held on Monday, September 18, 2000, and at any adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder by notifying the Company's secretary at any time before it is voted, or by voting in person at the Annual Meeting. The solicitation will be made by mail and in addition, the telephone, telegrams, facsimile, and other electronic communication and personal interviews may be utilized. This proxy statement and accompanying proxy will be distributed to stockholders beginning on or about August 16, 2000. The principal executive offices of the Company are located at 80 Little Falls Road, Fairfield, New Jersey 07004, telephone (973) 808-1819.

                      OUTSTANDING SHARES AND VOTING RIGHTS

Only stockholders of record at the close of business on August 11, 2000 are entitled to receive notice of, and vote at the Annual Meeting. As of August 11, 2000, the number and class of stock outstanding and entitled to vote at the meeting was 4,021,920 shares of common stock, no par value per share ("Common Stock"). Each share of Common Stock is entitled to one vote on each matter. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

The nominees receiving the highest number of votes cast by the holders of Common Stock will be elected as directors of the Company. The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2. A quorum is representation in person or by proxy at the Annual Meeting of a majority of the outstanding shares of the Company.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, who will also determine whether or not a quorum is present. The inspectors of election will treat abstentions, as well as shares represented by proxies submitted by brokers who indicate that they do not have authority to vote on a particular matter as shares that are present for purposes of deterring the presence of a quorum, but as unvoted (i.e., not cast) for purposes of determining their approval of the particular matter in question.

                            PROPOSALS TO SHAREHOLDERS
                            -------------------------

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Each nominee to the Board of Directors will serve for a term of three (3) years, or until his earlier resignation, removal from office, death or incapacity.

Unless otherwise specified, the enclosed proxy will be voted in favor of the election of Joseph R. Mallon Jr., Theodore J. Coburn, and the Hon. Dan J.
Samuel.  Information  is  furnished  below  with  respect  to  each  nominee.

The following information with respect to the principal occupation or employment of the nominees, the name and principal business of the corporation or other organization in which such occupation or employment is carried on and other affiliations and business experience during the past five years has been furnished to the Company by the respective nominee:

JOSEPH R. MALLON JR., (55) who has served as a Director since April 1, 1992, became the Company's President, Chief Executive Officer and Chairman of the Board on April 1, 1995. Mr. Mallon has thirty-five years experience in electronic sensor and MEMS technology. He is a recognized pioneer in micromachining (the three-dimensional sculpting of silicon), having published 50 technical papers, and been awarded 40 patents. In October 1985, Mr. Mallon co-founded NovaSensor, where he served as Co-President and a Director until its acquisition by Lucas Industries, Inc., a United States subsidiary of Lucas Industries, UK, in January 1990. From that time until his departure in January 1993, Mr. Mallon was the Executive Vice President, and Director of Lucas NovaSensor. Thereafter, until joining Measurement Specialties, Mr. Mallon pursued a graduate program at Stanford University. Mr. Mallon serves on the Board of Directors of Sepragen Corporation and Sensant Corporation. Mr. Mallon serves on the Board's Operations Committee.

THE HON. DAN J. SAMUEL, (75) who was elected a Director on October 27, 1994, has been a business consultant since 1986. Previously, Mr. Samuel served as President and Chief Executive Officer of Scallop Corporation, the New York subsidiary of the Royal Dutch/Shell Group of Companies. Mr. Samuel currently also serves on the Board of Directors of Canadian Overseas Packaging Industries. Mr. Samuel chairs the Board's Compensation Committee and serves on its Audit and Governance Committees.

THEODORE JOHN COBURN, (47) was elected to the board on October 20, 1995. Mr. Coburn is a partner of Brown, Coburn & Co., an investment banking firm (since
1991) and an Education Associate at Harvard University Graduate School of Education (since 1996). Mr. Coburn is a Director of the Nicholas-Applegate Fund, Inc. (since 1987), Emerging Germany Fund (since 1991), and Video Update, Inc. (since 1998). Previously, Mr. Coburn was the Managing Director of the Global Equity Transactions Group and a member of the Board of Directors of Prudential Securities (from 1986 to 1991). Mr. Coburn also served as a Managing Director of Merrill Lynch Capital Markets (from 1983 to 1986). Mr. Coburn received a BS, University of Virginia, 1975; an MBA, Columbia University, 1978; a Master of Education, Harvard University, 1993; a Master of Divinity, Harvard University, 1994; and Certificate of Advanced Studies, Harvard University, 1996. Mr. Coburn serves on the Board's Audit, Compensation, and Governance Committees.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS OF THE COMPANY.

                        DIRECTORS AND EXECUTIVE OFFICERS

The current executive officers and directors of the Company are set forth below:

NAME                   AGE          POSITIONS AND OFFICES             DIRECTOR SINCE
---------------------  ---  ---------------------------------------  ----------------

Joseph R. Mallon Jr.    55  Chief Executive Officer,                 April 1, 1992
                            Director, and Chairman

Damon Germanton         57  President, Chief Operating Officer,      March 5, 1981
                            Secretary, and Director

John D. Arnold          46  Director                                 June 19, 1995

Theodore Coburn         47  Director                                 October 20, 1995

Steven Petrucelli       48  Director                                 June 15, 1992

Dan Samuel              75  Director                                 October 27, 1994

Mark W. Cappiello       46  Vice President of Sales and Marketing    N/A

Kirk J. Dischino        41  Chief Financial Officer, Treasurer, and  N/A
                            Assistant Secretary

Biographical information about current Directors and Executive Officers follows:

JOSEPH R. MALLON JR., (55) who has served as a Director since April 1, 1992, became the Company's President, Chief Executive Officer and Chairman of the Board on April 1, 1995. Mr. Mallon has thirty-five years experience in electronic sensor and MEMS technology. He is a recognized pioneer in micromachining (the three-dimensional sculpting of silicon), having published 50 technical papers, and been awarded 40 patents. In October 1985, Mr. Mallon co-founded NovaSensor, where he served as Co-President and a Director until its acquisition by Lucas Industries, Inc., a United States subsidiary of Lucas Industries, UK, in January 1990. From that time until his departure in January 1993, Mr. Mallon was the Executive Vice President, and Director of Lucas NovaSensor. Thereafter, until joining Measurement Specialties, Mr. Mallon pursued a graduate program at Stanford University. Mr. Mallon serves on the Board of Directors of Sepragen Corporation and Sensant Corporation. Mr. Mallon serves on the Board's Operations Committee.

JOHN D. ARNOLD, (46) was appointed to the Board on June 19, 1995. Mr. Arnold has been in private law practice since 1989, primarily representing small technology companies often with significant relationships with Asian investors and/or manufacturers. Before 1989, Mr. Arnold was employed with the law firm of Wilson, Sonsini, Goodrich & Rosati in Palo Alto, California and prior thereto with Foley & Lardner in Milwaukee, Wisconsin. Mr. Arnold serves on the Board's Compensation, Audit and Governance Committees.

THEODORE JOHN COBURN, (47) was elected to the board on October 20, 1995. Mr. Coburn is a partner of Brown, Coburn & Co., an investment banking firm (since
1991) and an Education Associate at Harvard University Graduate School of Education (since 1996). Mr. Coburn is a Director of the Nicholas-Applegate Fund, Inc. (since 1987), Emerging Germany Fund (since 1991), and Video Update, Inc. (since 1998). Previously, Mr. Coburn was the Managing Director of the Global Equity Transactions Group and a member of the Board of Directors of Prudential Securities (from 1986 to 1991). Mr. Coburn also served as a Managing Director of Merrill Lynch Capital Markets (from 1983 to 1986). Mr. Coburn received a BS, University of Virginia, 1975; an MBA, Columbia University, 1978; a Master of Education, Harvard University, 1993; a Master of Divinity, Harvard University, 1994; and Certificate of Advanced Studies, Harvard University, 1996. Mr. Coburn serves on the Board's Audit, Compensation, and Governance Committees.

DAMON GERMANTON, (57) has been a Director and an executive officer since founding the Company in 1981. Previously, Mr. Germanton obtained sixteen years experience in military and aerospace applications of micromachined sensor technology as an engineer and operations manager. In addition to serving as Chief Operating Officer, Mr. Germanton is the Company's chief technologist and Managing Director of its Asian operations. Mr. Germanton, who holds seven patents and a B.S. in Engineering from Fairleigh Dickinson University, serves on the Board's Operations Committee.

STEVEN P. PETRUCELLI, (48) who was elected a Director on June 15, 1992, consults in electronic and medical technology and, since 1979, has been an Assistant Professor at Rutgers University in the Biomedical and Electrical Engineering Departments. Dr. Petrucelli joined the Company's staff in 1991 and previously consulted for the Company. Dr. Petrucelli chairs the Board's Operations
Committee  and  serves  on  its  Audit  Committee.

THE HON. DAN J. SAMUEL, (75) who was elected a Director on October 27, 1994, has been a business consultant since 1986. Previously, Mr. Samuel served as President and Chief Executive Officer of Scallop Corporation, the New York subsidiary of the Royal Dutch/Shell Group of Companies. Mr. Samuel currently also serves on the Board of Directors of Canadian Overseas Packaging Industries. Mr. Samuel chairs the Board's Compensation Committee and serves on its Audit and Governance Committees.

MARK W. CAPPIELLO, (46) has served as Vice President of Sales and Marketing since January 1988. Mr. Cappiello has over twenty-five years experience in international consumer products marketing, over twenty of which have been in the scale industry. Mr. Cappiello previously was employed by Terraillon S.A. (a French manufacturer and distributor of scales and balance products), Borg-Erickson Corporation, and the Sunbeam Alliance Corporation. Mr. Cappiello received a B.A. in Business from the University of Connecticut.

KIRK J. DISCHINO, (41) has served as Chief Financial Officer since he joined the Company in February, 1998. Before joining the Company, Mr. Dischino had been employed since 1984, by Materials Research Corporation, an international manufacturer of high technology semiconductor process equipment. He held various financial positions, ending as Vice President and Controller. Previous to Materials Research Corporation, Mr. Dischino was employed by Arthur Andersen & Co. A Certified Public Accountant, Mr. Dischino received a B.S. in Accounting and Finance from Lehigh University.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

To the Company's knowledge, based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, there were no late reports required by Section 16(a) of the Exchange Act, nor were there any transactions that were not reported on a timely basis, as disclosed in these Forms, during the fiscal year ended March 31, 2000. To the Company's knowledge, based solely upon review of such forms or upon written representations that no other reports were required, there was one known failures to file required Forms on a timely basis.

                      INFORMATION CONCERNING BOARD MEETINGS

The Board of Directors met five times during the Fiscal 2000. The Company's Compensation Committee met three times during Fiscal 2000. The Company's Audit and Operations Committees met once each during Fiscal 2000. Each of the incumbent directors attended at least 75% of the meetings of the Board and of those committees on which he served.

                 INFORMATION CONCERNING COMMITTEES OF THE BOARD

The Board of Directors maintains (i) an Audit Committee consisting of John Arnold, The Hon. Dan J. Samuel, Steven Petrucelli and Theodore J. Coburn, which requests and receives information and reports from management, outside counsel and the Company's independent auditing firm. The Committee utilizes this information for review and discussion of the auditing, internal control, financial reporting and compliance activities of the Company and its subsidiaries; (ii) a Compensation Committee consisting of The Hon. Dan J. Samuel, John D. Arnold and Theodore J. Coburn. The Compensation Committee establishes and executes compensation policy and programs for the Company's executives; (iii) an Operations Committee consisting of Joseph R. Mallon Jr., Damon Germanton and Steven P. Petrucelli. The Operations Committee monitors the operations of the Company and its subsidiaries and makes recommendations to the Board when necessary; and (iv) a Governance Committee consisting of John D. Arnold, The Hon. Dan J. Samuel and Theodore J. Coburn. The Governance Committee is responsible for reviewing the composition of, and procedures used by, the Board and its Committees and to provide any recommendations as to procedures, protocol and mission of each as it may deem appropriate. The Board of Directors does not maintain a nominating committee.

                             EXECUTIVE COMPENSATION

The following pages contain the Company's Summary Compensation Table and Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table for the fiscal year ended March 31, 2000, and the Performance Line Graph for the five years then ended. For the year ended March 31, 2000, no stock options were granted to officers, none were repriced, nor were there any long-term incentive plan ("LTIP") awards. The Company has never granted stock appreciation rights, nor does it have a defined benefit or actuarial pension plan.

The Performance Line Graph includes two peer groups of publicly held companies with standard industrial classifications ("SIC") appropriate for the Company's two business segments. The peer group for the Company's consumer products segment (SIC 3634) consists of Applica Inc., Conair Corporation, Creative Technologies Corporation, Global-Tech Appliances Inc., Helen of Troy Corporation Ltd., National Presto Industries Inc., Salton Inc., Sunbeam Corporation, US Electricar Inc., and Water Pik Technologies Inc. The peer group for the Company's Sensor products segment (SIC 3823) consists of Alpha Technologies Group Inc., Angstrom Technologies Inc., BEI Technologies Inc., Biopulse International Inc., Biosphere Medical Inc., Braintech Inc., Circor International Inc., Columbia Scientific Industries Corporation, CVD Equipment Corporation, Cyberoptics Corporation, Electro-Sensors Incorporated, Engineering Measurements Co., Environmental Tectonics Corporation, Faro Technologies Inc., Fiberchem Inc., FLIR Systems Inc., Flotek Industries Inc., Gasonics International Corporation, Haber Inc., Integralvision Inc., Intelligent Controls Inc., K Tron International Inc., Metrika Systems Corporation, Mikron Instrument Inc., MKS Instrument Inc., Mocon Inc., PerkinElmer Inc., Pollution Research and Control Corporation, Research Inc., Rheometrics Scientific Inc., Rudolph Technologies Inc., Schmitt Industires Inc., Scientific Measurement Systems Inc., Sentex Sensing Technology Inc., Sepragen Corporation, Startec Inc., Sutron Corporation, Teradyne Inc., Therma-Wave Inc., Thermedics Detection Inc., TIF Instruments Inc., Transmation Inc., and Xedar Corporation.

Non-officer Directors receive $1,250 for attendance at each regularly scheduled Board meeting and a $5,000 annual retainer, paid in two equal semi-annual installments. Additionally, each non-officer Director is granted an option to purchase 10,000 common shares at market value for the first year of service and an option to purchase 5,000 common shares at market value for each succeeding year of service. Non-officer Directors are paid $500 for attending ($600 for chairing) each Committee meeting. Non-employee Directors do not receive retirement or other fringe benefits.

Certain non-officer Directors who render other services to the Company receive additional compensation. Dr. Petrucelli devoted a substantial portion of his activities to the Company for an annual salary of $95,000. Additionally, the Company provided $20,571 in annual support to the gifts and grants program of the Biomedical Engineering Department at Rutgers University's College of Engineering, where Dr. Petrucelli also has employment. The Company also provided part-time employment as an engineer to Dr. Petrucelli's colleague at the College of Engineering for an annual salary of $50,000. Additional compensation paid to Mr. Arnold, who serves on the Board's Compensation Committee, is described below under "Compensation Committee Interlocks and Insider Participation."

Mr. Mallon, the Company's Chief Executive Officer, President, Chairman of the Board and a shareholder, is compensated pursuant to an arrangement approved by the Board in April 1995. The arrangement, effective April 1, 1995, provided for a minimum annual salary of $100,000 for the year ended March 31, 1996, which the Board increased to $225,000 for the year ended March 31, 2000. Mr. Mallon's salary is subject to merit increases and he may receive bonuses, in each case as recommended by the Board's Compensation Committee. Mr. Mallon receives an annual automobile allowance of $11,000 and payments in lieu of disability insurance of $3,343.

Mr. Germanton, the Company's President, Chief Operating Officer, Secretary and a shareholder, is compensated pursuant to an employment agreement expiring on March 31, 2000. The agreement provides for a minimum annual salary of $170,000, which the board increased to $225,000 for the year ending March 31, 2000. Mr. Germanton's salary is subject to merit increases and he may receive bonuses, in each case as recommended by the Board's Compensation Committee, and an annual automobile allowance of $11,000. Additionally, the Company reimburses Mr. Germanton for certain long-term disability income insurance premiums for which the Company is not a beneficiary (amounting to $3,343 for Fiscal 2000) and for overseas living expenses relating to his assignments in China and Hong Kong. Pursuant to the agreement, the Company would become obligated to pay a severance benefit of approximately one year's salary, computed based on the average annual compensation for the latest three years of employment, if the Board were to decline to renew the agreement.

The Company provides Mr. Cappiello, the Company's Vice President of Sales and Marketing, and Mr. Dischino, the Company's Chief Financial Officer, an annual automobile allowance of $11,000.

Certain additional compensation paid to officers is described below under "Certain Relationships and Related Transactions."

Officers'  and  Directors'  expense  reimbursements  are  reviewed  by the Chief
Executive  Officer,  whose  expense  reimbursements  are  reviewed  by the Chief
Financial Officer. During Fiscal 2000, the Company did not make any loans to officers or Directors, nor has the Company guaranteed officers' or Directors' borrowings.

Officers' retirement benefits consist solely of those provided under the Company's defined contribution plan, established under section 401(k) of the Internal Revenue Code, which complies with applicable laws and regulations.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee for the year ended March 31, 2000 were Mr. Samuel (Chairman), Mr. Arnold, and Mr. Coburn. The Company has not employed these Committee members at any time, nor has any member of the Compensation Committee or the Board been an officer of any for-profit entity whose compensation committee or board of directors included officers of the Company. For the year ended March 31, 2000, Mr. Arnold provided legal services to the Company for fees approximating $15,000.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee's policies are intended to attract and retain talented executives, motivate attainment of strategic objectives, and align executives' interests with those of shareholders. Pursuant to the Committee's recommendations, the Board approves officers' base salaries, salary increases, bonuses, stock option grants and, where applicable, employment contracts and severance payments. A significant amount of an officer's yearly compensation is based upon the Company's performance for the fiscal year and over time.

The Committee seeks to offer competitive compensation packages that are consistent with market, and industry practices, based on input from the Chief Executive Officer with reference to a periodic surveys of similar-sized companies in similar industries. The Fiscal 2000 average base compensation for the Company's officers is intended to be competitive with salaries paid to similarly situated executives. The Fiscal 2000 average base salaries of the Company's officers, excluding the Chief Executive Officer, increased 15 percent over fiscal 1999 base salaries.

Annual bonus maximums are intended to be competitive with those available to similarly situated executives and provide for a significant performance incentive. The Chief Executive Officer recommends awards to the Compensation Committee with reference to the level of achievement of corporate and individual objectives. Corporate objectives are measured by sales increases, net income, and other goals determined annually. Individual objectives are intended to be objectives that are under the respective officers' direct control. The Board retains the right to make discretionary adjustments it deems appropriate. Bonus awards for Fiscal 2000 were approximately $1,134,189 for all employees.

Officers' eligibility for stock option grants, and the frequency and size of such grants, are intended to be competitive with observed market practices for similarly situated executives and encourage increased shareholder value. No stock options were granted to officers for the fiscal year ended March 31, 2000. The Company's stock option plan complies with applicable laws and regulations, permitting the Company to deduct for federal income tax purposes the cost of any compensation arising thereunder relating to Internal Revenue Code section 162(m). At present, the Company has no other compensation programs nor policies that could give rise to compensation to an officer in excess of $1 million a year.

With the exception of Mr. Germanton, the Company has no formal executive severance pay policy. Severance pay and non-monetary severance benefits are determined as appropriate with reference to observed market practice, length of service and reason for termination.

The Committee's policies for compensating the Chief Executive Officer are intended to provide significant annual and long-term performance incentives. The Committee seeks to provide the Chief Executive Officer with a base salary which is intended to be competitive with salaries paid to similarly situated chief executives. The committee recommended the Chief Executive Officer's base salary be increased from $200,000 to $225,000 for Fiscal 2000. The Chief Executive Officer's annual bonus maximum, subject to discretionary adjustment, is set at 40 percent of his base salary, which is intended to provide a significant annual performance incentive to attain corporate objectives. For Fiscal 2000, the Committee recommended a bonus of $125,000.

The Board neither rejected, nor did it materially modify, any action or recommendation of the Committee.

                           The  Honorable  Dan  J.  Samuel,  Chairman
                           John  D.  Arnold,  Member
                           Theodore  J.  Coburn,  Member

                                                 EXECUTIVE  COMPENSATION
                                              SUMMARY  COMPENSATION  TABLE

                                                       Annual  Compensation(1)                 Long  Term  Compensation
                                                 ------------------------------------------- ---------------------------
Name and                             Year ended                           Other Annual        Option       All other
Principal Position                   March 31,     Salary       Bonus     Compensation (2)    Awards  Compensation (3)
-----------------------------------  ----------  -------------  --------  ------------------  ------  ------------------
Joseph R. Mallon Jr.                       2000  $     225,000  $125,000  $           14,343          $            2,000
  Chief Executive Officer                  1999        200,000    72,000              14,673                       2,000
  Chairman                                 1998        190,000    38,000              14,673                       2,000


Damon Germanton                            2000        225,000   125,000              14,343                       2,000
  President, Chief                         1999        200,000    72,000              14,673                       2,000
  Operating Officer                        1998        190,000    38,000              14,673                       2,000
  and Secretary

Mark Cappiello                             2000        171,500    67,418              11,000                       2,000
  Vice President of                        1999        152,500    41,175              11,000                       2,000
  Sales & Marketing                        1998        145,000    22,000              11,000                       2,000


Kirk J. Dischino                           2000        161,500    60,291              11,000                       2,000
  Chief Financial Officer,                 1999        135,000    36,450              11,000                       1,350
  Treasurer, and Asst. Secretary           1998         16,900     5,000               1,375  50,000                   0


(1) Amounts  exclude  payments of overseas living expenses relating to Mr. Germanton's China and Hong Kong  assignments.
(2) Perquisites did not exceed the lesser of $50,000 or 10% of each officer's salary and bonus. Mr. Mallon's perquisites consist of an  automobile allowance  of  $11,000 for each year, and $3,343 of payments in lieu of company paid long-
    term disability income insurance for Fiscal 2000. Mr. Germanton's perquisites consist of an automobile allowance  of
    $11,000 for  each  year and long-term disability income insurance premiums for Mr. Germanton's benefit  ($3,343  for
    Fiscal 2000). Mr. Cappiello's and Mr. Dischino's perquisites consist an automobile allowance  of  $11,000  for  each year.
(3) All  Other  Compensation consists of the  Company's  annual contributions to a defined contribution plan established under  Section  401(k)  of  the  Internal Revenue  Code.

YEAR  END  OPTION  TABLE.  The  following  table sets forth certain information regarding the stock options held as of March 31, 2000 by the individuals named  in  the  above  Summary Compensation  Table.

                          AGGREGATED  OPTION  EXERCISES  IN  LAST  FISCAL  YEAR
                                   AND  FISCAL  YEAR-END  OPTION  VALUE

                                                          Securities               Value of Unexercised
                                                     Underlying Unexercised        In-the-Money-Options
                                                      at Fiscal Year End(#)        at Fiscal Year End (1)
                     Shares Acquired  Value        --------------------------  ----------------------------
    Name              on excise  (#)  Realized($)  Exercisable  Unexercisable   Exercisable   Unexercisable
--------------------  --------------  -----------  -----------  -------------  -------------  -------------
Joseph R. Mallon Jr.              --           --      130,000         24,000  $   2,667,800  $     490,440

Damon Germanton                   --           --       25,000             --        515,188             --

Mark Cappiello               150,000    2,536,000           --             --            --              --

Kirk J. Dischino                  --           --       20,000         30,000        436,200        654,300

(1)    Intrinsic  value,  if any, based on the excess of the closing price of the Common Stock at March 31,
2000  ($25.31) over  the  exercise  price  of  the  options.

                                PERFORMANCE CHART
                TOTAL SHAREHOLDER RETURNS - DIVIDENDS REINVESTED
                         FIVE YEARS ENDED MARCH 31, 2000


                                            CUMULATIVE TOTAL RETURN
                                ----------------------------------------------
                                 3/95    3/96    3/97    3/98    3/99    3/00
                                ------  ------  ------  ------  ------  ------
Measurement Specialties, Inc.   100.00   86.49   86.49   86.49  162.16  547.37
S&P Small Cap 600               100.00  131.19  142.19  209.99  176.76  231.02
Peer Group 1 (SIC 3823)         100.00  108.05  139.39  182.96  205.04  574.79
Peer Group 2 (SIC 3634)         100.00   82.09  135.89  201.02   59.63   67.17


1995  STOCK  OPTION  PLAN

The Company's 1995 Stock Option Plan (the "1995 Plan'') and its predecessor plan provide for the grant of options to employees, directors, officers and consultants of the Company for the purchase of up to an aggregate of 914,000 shares of Common Stock. The 1995 Plan is administered by the Compensation Committee of the Board of Directors, which has complete discretion to select eligible individuals to receive options and to establish the terms of option grants. The number of shares of Common Stock available for grant under the 1995 Plan is subject to adjustment for changes in capital-ization. At March 31, 2000, there were 914,000 common shares underlying outstanding options under the 1995 Plan.

1998  STOCK  OPTION  PLAN

On October 19, 1998 the Board of Directors approved, subject to shareholder approval prior to October 19, 1999 the 1998 Stock Option Plan (the "1998 Plan"). The 1998 Plan provides for granting of options to purchase up to 750,000 shares of Common Stock until its expiration on October 19, 2008. Shares issuable under 1998 Plan grants which expire or otherwise terminate without being exercised become available for later issuance. The aggregate number of shares available for grants of options under the 1998 Plan as of March 31, 2000 were 645,275 with of 99,725 shares issuable upon exercise of options at March 31, 2000.

401(K)  PLAN

The Company established its Saving Plan for Employees of Measurement Specialties, Inc. (the "401(k) Plan") effective April 1, 1993. All full time employees of the Company are eligible to participate in the 401(k) Plan, as amended, following three months of employment. Subject to certain limitations imposed by federal tax laws, participants are eligible to contribute up to 15% of their salary (including bonuses and/or commissions) per annum. Participants' contributions to the 401(k) Plan may be matched by the Company at a rate determined annually by the Board of Directors. Each participant immediately vests in his or her deferred salary contributions, while Company contributions will vest over five years. In Fiscal 2000 the Company provided aggregate matching contributions approximating $164,000 for all employees.

          SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

At  July  28,  2000,  securities  owned  by  Directors,  executive  officers and beneficial  owners of  more  than  five  percent  of  each  class  of  the  Company's  voting  securities  were:

                                            NAME AND ADDRESS          NUMBER OF SHARES     PERCENT
TITLE OF CLASS                            OF BENEFICIAL OWNER        BENEFICIALLY OWNED   OF CLASS
-----------------------------------  ------------------------------  -------------------  ---------

Common stock,                        Joseph R. Mallon Jr.                   288,000  (1)       6.7%
no par value                         Measurement Specialties, Inc.
                                     80 Little Falls Road
                                     Fairfield, NJ 07004

                                     John D. Arnold                          25,500  (2)        (3)
                                     104 Highland Terrace
                                     Woodside, CA 94062

                                     Theodore J. Coburn                       9,000  (4)        (3)
                                     116 East 68th Street
                                     New York, New York 10021

                                     Damon Germanton                         270,161 (5)       6.3%
                                     Measurement Specialties, Inc.
                                     80 Little Falls Road
                                     Fairfield, NJ 07004

                                     Steven P. Petrucelli                    60,500  (6)       1.5%
                                     26 North Main Street
                                     Cranbury, NJ  08512

                                     Hon. Dan J. Samuel                      23,300  (7)        (3)
                                     154 Hillspoint Road
                                     Westport, CT 06880

(1)     Includes  ownership of options, exercisable within 60 days after July 28, 2000, to purchase
        154,000  common  shares.
(2)     Includes  ownership  of  presently  exercisable  options  to  purchase 5,000 common shares.
(3)     Percentage  of  shares  beneficially  owned  does  not  exceed  one  percent  of the class.
(4)     Includes  ownership  of  presently  exercisable  options  to  purchase 7,500 common shares.
(5)     Includes  ownership  of  presently  exercisable  options  to purchase 25,000 common shares;
        excludes  ownership  by  Mr.  Germanton's  daughter of 25,180 common shares,  of  which Mr.
        Germanton disclaims  beneficial  ownership.
(6)     Includes  ownership  of  presently  exercisable  options  to purchase 60,500 common shares.
(7)     Includes  ownership  of  presently  exercisable  options  to purchase 12,500 common shares.

                                            NAME AND ADDRESS          NUMBER OF SHARES     PERCENT
TITLE OF CLASS                            OF BENEFICIAL OWNER        BENEFICIALLY OWNED   OF CLASS
-----------------------------------  ------------------------------  -------------------  ---------

Common stock,                          Mark W. Cappiello                        92,600         2.3%
no par value                           Measurement Specialties, Inc.
                                       80 Little Falls Road
                                       Fairfield, NJ 07004

                                       Kirk J. Dischino                         22,200  (8)     (3)
                                       Measurement Specialties, Inc.
                                       80 Little Falls Road
                                       Fairfield, NJ 07004

                                       Current Officers and Directors
                                       as a group (8 persons)                  791,261  (9)   16.5%

(8)     Includes  ownership  to  exercisable  options  to  purchase  20,000  common  shares.
(9)     Includes  ownership  of  Messrs. Mallon, Arnold,  Coburn,  Germanton,  Petrucelli,  Samuel,
        Cappiello, and Dischino of exercisable  options,  mentioned  above,  for  an  aggregate  of
        284,500  common  shares

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

JL sublets a residence used by employees in China from Damon Germanton, an officer and Director, under a month-to-month arrangement. Rent expense for Fiscal 1999 approximated $ 6,000.

                                 PROPOSAL NO. 2

                      RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors has appointed the firm of Arthur Andersen, LLP as independent auditors of the Company for fiscal year 2001 subject to ratification by the stockholders. Grant Thornton, LLP, had previously served as the Company's independent auditors since 1992.

Audit services expected to be performed by Arthur Andersen, LLP during fiscal year 2001 will consist of the audit of financial statements of the Company and its wholly owned subsidiaries. It is anticipated that a representative of Grant Thornton, LLP and Arthur Andersen, LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if he so desires and to respond to appropriate questions.

During the prior three years ended March 31, 2000, the Company has had no disagreements with the accountants on matters of accounting principles or practices, financial statement disclosures or auditing scope or procedure which, if not resolved to their accountant's satisfaction, would have caused them to make reference to such matters in their reports.

The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2. Under New Jersey law, there are no rights of appraisal or dissenter's rights which arise as a result of a vote to ratify the selection of auditor's.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                             STOCKHOLDERS' PROPOSALS

It is anticipated that the Company's 2001 Annual Meeting of Stockholders will be held in September 2001. Stockholders who seek to present proposals at the Company's next Annual Meeting of Stockholders must submit their proposals to the Secretary of the Company on or before May 31, 2001. Pursuant to amended SEC Rule 14a-4(c)(1), the Company shall exercise discretionary voting authority at the 2000 Annual Meeting to the extent conferred by proxy with respect to shareholder proposals as to which notice was received by the Company after July 1, 2000.

                                     GENERAL

Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal Nos. 1 and 2.

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, OR FOLLOW THE INSTRUCTIONS FOR TELEPHONE OR INTERNET VOTING, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.


                                          By  Order  of  the Board of Directors,


                                          Damon  Germanton,  Secretary



Fairfield,  New  Jersey
August  7,  2000